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EXHIBIT 99.2


                           MARKLAND TECHNOLOGIES, INC.
                              54 Danbury Road #207
                             Ridgefield, Connecticut

                                December __, 2004

VIA FACSIMILE
-------------

DKR SOUNDSHORE OASIS HOLDING FUND, LTD.
DKR SOUNDSHORE STRATEGIC HOLDING FUND, LTD.
HARBORVIEW MASTER FUND L.P.
SOUTHRIDGE PARTNERS LP

         Re:    ACKNOWLEDGEMENT OF NON-OPERATION OF ANTI-DILUTION PROVISIONS
                ------------------------------------------------------------

Dear Investor:

         Reference is made to (a) those certain Secured 8% Convertible Notes due September 21, 2005 (the "INITIAL NOTES") issued to DKR Soundshore Oasis Holding Fund Ltd. and DKR Soundshore Strategic Holding Fund, Ltd. (the "INITIAL PURCHASERS") pursuant to a Purchase Agreement, dated September 21, 2004, among Markland Technologies, Inc. (the "COMPANY"), and the Purchasers (the "FIRST PURCHASE AGREEMENT"), (b) those certain warrants (the "INITIAL WARRANTS") to purchase shares of the Company's Common Stock, par value $.0001 per share (the "COMMON Stock"), issued pursuant to the First Purchase Agreement, (c) those certain Secured 8% Convertible Notes due November 9, 2005 (together with the Initial Notes, the "NOTES") issued to Harborview Master Fund L.P. and Southridge Partners LP (the "ADDITIONAL PURCHASERS" and, together with the Initial Purchasers, the "PURCHASERS") pursuant to a Securities Purchase Agreement dated November 9, 2004, among the Company and the Additional Purchasers (the "SECOND PURCHASE AGREEMENT" and, together with the First Purchase Agreement, the "PURCHASE AGREEMENTS") and (d) those certain warrants to purchase shares of Common Stock issued pursuant to the Second Purchase Agreement (together with the Initial Warrants, the "WARRANTS").

         Section 11 of the Notes and Section 9 of the Warrants (the "ADJUSTMENT PROVISIONS") provide, generally, and subject to certain exceptions, that in the event the Company issues shares of Common Stock, or securities convertible into or exercisable for shares of Common Stock ("COMMON STOCK EQUIVALENTS"), at a price per share (or in the case of Common Stock Equivalents, a conversion or exercise price, as applicable) (the "PER SHARE PRICE") below that of the then effective conversion price of the Notes or exercise price of the Warrants, as the case may be, the conversion price of the Notes or exercise price of the Warrants, as applicable, shall be adjusted to equal the Per Share Price (any such adjustment referred to herein as a "PRICE ADJUSTMENT"). Section 11 of the Notes and Section 9 of the Warrants further provide that certain issuances, including compensatory issuances of Common Stock or Common Stock Equivalents to employees or consultants of the Company that have been approved by the Board of Directors of the Company, are excluded from the operation of the Adjustment Provision, and therefore do not result in any Price Adjustments (such issuances referred to herein as "EXCLUDED ISSUANCES"). The Company intends to issue warrants to purchase 4,000,000 shares of Common Stock at $.60 per share as compensation to a consultant that provides marketing and public relations advice to the Company and warrants to purchase 400,000 shares of Common Stock at $.60 per share to a consultant who assisted the Company in finding and retaining the marketing and public relations advisor (such warrants to purchase 4,400,000 shares of Common Stock, the "NEW WARRANTS"). The issuance of (i) the New Warrants and (ii) shares of Common Stock upon the exercise of the New Warrants (collectively, the "SUBSEQUENT ISSUANCES") will constitute Excluded Issuances under the Adjustment Provisions.


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DKR Soundshore Oasis Holding Fund, Ltd.
DKR Soundshore Strategic Holding Fund, Ltd.
Harborview Master Fund L.P.
Southridge Partners LP

December __, 2004
Page 2 of 3



         In consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Purchasers hereby: (i) expressly acknowledge that the Subsequent Issuances are Excluded Issuances under the Adjustment Provisions, and that the Subsequent Issuances will not result in any Price Adjustments under the Notes or the Warrants; (ii) consent to the Subsequent Issuances and expressly waive any default or potential default that Subsequent Issuances, without such consent, may have caused under the Purchase Agreement or the transaction documents contemplated therein, including without limitation any Events of Default under
Section 7 of the Notes, and (iii) agree to waive any and all claims against the Company, including any Price Adjustments, that may have arisen in connection with the Subsequent Issuance without the acknowledgements, consents and waivers (the "AGREEMENTS") granted hereunder.

         The Agreements granted hereunder are solely as to the Subsequent Issuances. Except as specifically waived by the terms of this letter, the Purchase Agreement and the transaction documents contemplated therein, including without limitation the Notes and Warrants, shall remain unmodified and in full force and effect, and shall not be in any way changed, modified or superseded by the terms set forth herein.

         This letter may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of this letter may be made by delivery by facsimile.

         Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.


                                        Very truly yours,

                                        MARKLAND TECHNOLOGIES, INC.


                                        By:
                                        Name:
                                        Title:


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DKR Soundshore Oasis Holding Fund, Ltd.
DKR Soundshore Strategic Holding Fund, Ltd.
Harborview Master Fund L.P.
Southridge Partners LP

December __, 2004
Page 3 of 3



ACCEPTED AND AGREED TO:

DKR SOUNDSHORE OASIS HOLDING FUND, LTD.


By: _____________________________
Name:
Title:


DKR SOUNDSHORE STRATEGIC HOLDING FUND, LTD.


By: _____________________________
Name:
Title:


HARBORVIEW MASTER FUND L.P.


By: _____________________________
Name:
Title:


SOUTHRIDGE PARTNERS LP


By: _____________________________
Name:
Title: